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                                                                   EXHIBIT (4)-3




                                             COMMERCE BANK OF ALABAMA

                                         INCENTIVE STOCK COMPENSATION PLAN






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                                TABLE OF CONTENTS

                            COMMERCE BANK OF ALABAMA
                        INCENTIVE STOCK COMPENSATION PLAN

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
ARTICLE I
         PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN............................................................1
                  1.1      Successor..............................................................................1
                  1.2      Purpose................................................................................1
                  1.3      Definitions............................................................................1
                  1.4      Shares Available Under the Plan........................................................4
                  1.5      Administration of the Plan.............................................................5
                  1.6      Eligibility for Awards.................................................................6
                  1.7      Effective Date of Plan.................................................................6

ARTICLE II
         STOCK OPTIONS............................................................................................6
                  2.1      Grant of Options.......................................................................6
                  2.2      Option Requirements....................................................................6
                  2.3      Incentive Stock Option Requirements....................................................8

ARTICLE III
         RESTRICTED STOCK AWARDS..................................................................................9
                  3.1      Grant of Awards........................................................................9
                  3.2      Award Requirements....................................................................10

ARTICLE IV
         GENERAL PROVISIONS......................................................................................11
                  4.1      Adjustment Provisions.................................................................11
                  4.2      Additional Conditions.................................................................12
                  4.3      No Rights as Shareholder or to Employment.............................................12
                  4.4      General Restrictions..................................................................13
                  4.5      Rights Unaffected.....................................................................13
                  4.6      Choice of Law.........................................................................14
                  4.7      Amendment, Suspension and Termination of Plan.........................................14
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                            COMMERCE BANK OF ALABAMA
                        INCENTIVE STOCK COMPENSATION PLAN


                                    ARTICLE I
                  PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN

         1.1      SUCCESSOR

         The Company is the successor to the Commerce Bank of Alabama ("Commerce") and the Company is vested with the rights and privileges under the Plan pursuant to Section 2.2 of the Third Amended and Restated Reorganization Agreement and Plan of Merger entered into as of April 6, 1998, by and among Warrior Capital Corporation, The Banc Corporation and Commerce.

         1.2      PURPOSE

         The purpose of the Plan is to promote the long-term success of the Company by providing financial incentives to key employees who are in positions to make significant contributions toward such success. The Plan is designed to attract individuals of outstanding ability to employment with the Company and to encourage key employees to acquire a proprietary interest in the Company, to continue employment with the Company and to render superior performance during such employment.

         1.3      DEFINITIONS

         Unless the context clearly indicates otherwise, for purposes of this Plan the following terms have the respective meanings set forth below:

                  (a) "Board of Directors" means the Board of Directors of the Company.

                  (b) "Change in Control" shall mean (A) the acquisition at any time by a "person" or "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) who or which are the beneficial owners (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities representing more than 50% of the combined voting power in the election of directors of the then outstanding securities of the Company or any successor of the Company; (B) the termination of service of directors, for any reason other than death, disability or retirement from the Board of Directors, during any period of two consecutive years or less, of individuals who at the beginning of such period constituted a majority of the Board of Directors, unless the election of or nomination for election of each new director during such period was



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                           approved by a vote of at least a majority of the
                           directors still in office who were directors at the beginning of the period; (C) approval by the stockholders of the Company of any sale or disposition of substantially all of the assets or earning power of the Company; or (D) approval by the stockholders of the Company of any merger, consolidation, or statutory share exchange to which the Company is a party as a result of which the persons who were stockholders immediately prior to the effective date of the merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power in the election of directors of the surviving corporation; provided, however, that no Change in Control shall be deemed to have occurred in accordance with the foregoing, if the Board of Directors, by vote of at least 75% of the entire membership of the Board of Directors, determines that the event otherwise qualifying as a Change in Control shall not be treated as a Change in Control hereunder. Each determination concerning whether an event constitutes a Change in Control under an Award Agreement shall be made in a consistent manner as to the particular event with respect to all Award Agreements of all Participants in effect at the time of the event.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended.

                  (d) "Committee" means the Compensation Committee of the Board of Directors (or any successor committee thereto), which committee shall be composed of not less than two members of the Board of Directors who are "Non-Employee Directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, or any successor thereto.

                  (e) "Common Stock" means the common stock of the Company, par value $.001 per share, or such other class or other securities to which the provisions of the Plan may be applicable by reason of the operation of
                           Section 4.1 hereof.

                  (f) "Company" means The Banc Corporation, a Delaware corporation, and such of its majority owned subsidiaries as the Committee shall designate.

                  (g) "Fair Market Value" as of any date means (i) with respect to an award of an Incentive Stock Option and an award which is intended to qualify under the "performance-based exception" set forth in section 162(m) of the Code, the average of the high and low sales price of a share of Common Stock on such date as reported by any national securities exchange on which the Common Stock is actively traded or, if no Common Stock is traded on such exchange or system on such date, then on the next preceding date on which any Common Stock was traded on such exchange or system; and (ii) with

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                           respect to all other awards, the closing sales price
                           of a share of Common Stock on such date as reported by any national securities exchange on which the Common Stock is actively traded or, if no Common Stock is traded on such exchange or system on such date, then on the next preceding date on which any Common Stock was traded on such exchange or system.

                  (h) "Grant Date," as used with respect to a particular Option or Restricted Stock Award means the date as of which such Option, Right or Award is granted by the Committee pursuant to the Plan.

                  (i) "Grantee" means the employee to whom an Option or Restricted Stock Award is granted by the Committee pursuant to the Plan.

                  (j) "Incentive Stock Option" means an Option that qualifies as an incentive stock option as described in Section 422A of the Code.

                  (k) "Option" means an option granted by the Committee pursuant to Article II to purchase shares of Common Stock, which shall be designated at the time of grant as either an Incentive Stock Option or a Supplemental Stock Option, as provided in Section 2.1 hereof.

                  (l) "Option Agreement" means the agreement between the Company and a Grantee under which the Grantee is granted an Option pursuant to the Plan.

                  (m) "Option Period" means the period fixed by the Committee during which an Option may be exercised, which period may, by the Committee in its sole discretion, be lengthened to any extent or shortened by as much as one calendar month, provided that no Incentive Stock Option shall, under any circumstances, be exercisable more than ten years after the Grant Date.

                  (n) "Plan" means the Commerce Bank of Alabama Incentive Stock Compensation Plan as set forth herein and as amended from time to time.

                  (o) "Restricted Stock Agreement" means the agreement between the Company and a Grantee under which the Grantee is granted a Restricted Stock Award pursuant to the Plan.

                  (p) "Restricted Stock Award" means an award of Common Stock which is granted by the Committee pursuant to
                           Article III and which is restricted against sale or other transfer in a manner and for a specified period of time determined by the Committee.


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                  (q)      "Restriction Period" means, with respect to any
                           Restricted Stock Award granted hereunder, the period beginning on the Grant Date and ending at such time as the Committee, in its sole discretion, shall determine and during which the shares of Restricted Stock are subject to forfeiture, provided that after the period is determined by the Committee, it may, in its sole discretion, lengthen the period by as much as one calendar month or shorten it to any extent.

                  (r) "Retirement," as applied to a Grantee, means the Grantee's termination of employment in a manner which qualifies the Grantee to receive immediately payable retirement benefits under any retirement plan hereafter adopted by the Company, or which in the absence of any such retirement plan is determined by the Committee to constitute retirement.

                  (s) "Supplemental Stock Option" means any Option granted under this Plan, other than an Incentive Stock Option.

                  (t) "Total and Permanent Disability," as applied to a Grantee, means that the Grantee (1) has established to the satisfaction of the Committee that the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months (all within the meaning of Section 22(e)(3) of the Code), and (2) has satisfied any requirement imposed by the Committee in regard to evidence of such disability.

         1.4      SHARES AVAILABLE UNDER THE PLAN

                  (a) The number of shares of Common Stock with respect to which Options and Restricted Stock Awards may be granted shall be 82,396 shares of Common Stock, subject to adjustment in accordance with the remaining provisions of this Section 1.4 and the provisions of Section 4.1.

                  (b) In the event that any Option expires or otherwise terminates prior to being fully exercised, or any Restricted Stock Award is forfeited, the Committee may, without decreasing the number of shares authorized above in this Section 1.4, grant new Options and Restricted Stock Awards hereunder to any eligible Grantee for the shares with respect to which the expired or terminated Option was not exercised or which were forfeited when the terms and conditions of the Restricted Stock Award were not satisfied.

                  (c) Any shares of Common Stock to be delivered by the Company upon the grant of Restricted Stock Awards or the exercise of Options shall, at the

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                           discretion of the Board of Directors, be issued from
                           the Company's authorized but unissued shares of Common Stock or be transferred from any available treasury stock.

         1.5      ADMINISTRATION OF THE PLAN

                  (a) The Plan shall be administered by the Committee which shall have the authority:

                           (1) To determine those employees of the Company to whom, and the times at which, Options and/or Restricted Stock Awards shall be granted and the number of shares of Common Stock to be subject to each such Option and/or Award, taking into consideration the nature of the services rendered by the particular employee, the employee's potential contribution to the long term success of the Company and such other factors as the Committee in its discretion shall deem relevant;

                           (2) To interpret and construe the provisions of the Plan and to establish rules and regulations relating to it;

                           (3) To prescribe the terms and conditions of the Option Agreements for the grant of Options (which need not be identical) in accordance and consistent with the requirements of the Plan including the provision in Section 1.3(m) allowing adjustments to the duration of the Option Period after the Option Agreement has been entered into;

                           (4) To prescribe the terms and conditions of the Restricted Stock Agreements (which need not be identical) in accordance and consistent with the requirements of the Plan including the provision in Section 1.3(q) allowing adjustments to the duration of the Restriction Period after the Restricted Stock Agreement has been entered into; and

                           (5) To make all other determinations necessary or advisable to administer the Plan in a proper and effective manner.

                  (b) All decisions and determinations of the Committee in the administration of the Plan and in response to questions or in connection with other matters concerning the Plan or any Option or Restricted Stock Award shall (whether or not so stated in the particular instance in the Plan) be final, conclusive and binding on all persons, including, without limitation, the Company , the shareholders and directors of the Company and any persons

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                           having any interest in any Options or Restricted
                           Stock Awards which may be granted under the Plan.

         1.6      ELIGIBILITY FOR AWARDS

         The Committee shall designate from time to time the key employees, directors, consultants, agents and independent contractors of the Company who are to be granted Options and/or Restricted Stock Awards. However, Incentive Stock Options may only be granted to employees (including officers of the Company or any subsidiary).

         1.7      EFFECTIVE DATE OF PLAN

         Subject to the receipt of all required regulatory approvals, the Plan shall become effective upon its adoption by the Committee.


                                   ARTICLE II
                                  STOCK OPTIONS

         2.1      GRANT OF OPTIONS

                  (a) The Committee may from time to time, subject to the provisions of the Plan, grant Options to key employees, directors, consultants, agents and independent contractors under appropriate Option Agreements, to purchase shares of Common Stock.

                  (b) The Committee may designate any Option which satisfies the requirements of Section 2.3 hereof as an Incentive Stock Option and may designate any Option granted hereunder as a Supplemental Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option (so long as that portion satisfies the requirements of Section
                           2.3 hereof) and the remaining portion as a Supplemental Stock Option. Any portion of an Option that is not designated as an Incentive Stock Option shall be a Supplemental Stock Option. A Supplemental Stock Option must satisfy the requirements of Section
                           2.2 hereof, but shall not be subject to the requirements of Section 2.3.

         2.2      OPTION REQUIREMENTS

                  (a) An Option shall be evidenced by an Option Agreement specifying the number of shares of Common Stock that may be purchased upon its exercise and containing such terms and conditions not inconsistent with the

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                           Plan and based on such factors as the Committee shall
                           determine, in its sole discretion, to be applicable to that particular Option.

                  (b) An Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and communicated in writing to the Grantee at or after the Option is granted; provided, however, that an Option shall become immediately and fully exercisable (1) upon the death of an employee, (2) upon employment with the Company ceasing because of Total and Permanent Disability, or (3) upon the occurrence of any Change in Control, as defined herein. If the Committee provides that any Option is exercisable only in installments or provides other vesting requirements, the Committee may waive such provisions at any time, in whole or in part, based on such factors as the Committee shall, in its sole discretion, determine.

                  (c) An Option shall expire by its terms at the expiration of the Option Period and shall not be exercisable thereafter; provided, however, that an Option may be exercised immediately upon the death of the Grantee and for a period of one year after the death of the Grantee despite the expiration during the term of the Option Period, except that an Incentive Stock Option can never be exercised more than 10 years after its Grant Date.

                  (d) The Committee may provide in the Option Agreement for the expiration or termination of the Option prior to the expiration of the Option Period upon the occurrence of any event specified by the Committee.

                  (e) The option price per share of Common Stock shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date.

                  (f) An Option shall not be transferable other than by will, the laws of descent and distribution or as set forth in the Option Agreement. Unless lawfully transferred during the Grantee's lifetime, an Option shall be exercisable only by the Grantee, or if the Grantee is disabled and the Option remains exercisable, by his or her duly appointed guardian or other legal representative.

                  (g) Notwithstanding the Option Period applicable to a Supplemental Stock Option granted hereunder, such Supplemental Stock Option, to the extent that it has not previously been exercised, shall terminate upon the earliest to occur of (1) the expiration of the applicable Option Period as set forth in the Option Agreement granting such Supplemental Stock Option,
                           (2) the expiration of one year after the Grantee's Retirement, (3) the expiration of

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                           one year after the Grantee ceases to be an employee
                           of the Company due to Total and Permanent Disability,
                           (4) subject to the application of the provisions of subsection (c) above, the expiration of one year after the Grantee ceases to be an employee of the Company due to the death of the Grantee, (5) the expiration of the original Option Period in the event of a Change in Control, or (6) ninety days after the date on which a Grantee ceases to be an employee of the Company for any reason other than Retirement, Total and Permanent Disability, death or a Change in Control.

                  (h) A person electing to exercise an Option shall give written notice of such election to the Company, in such form as the Committee may require, accompanied by payment in cash or check payable to the Company for the full purchase price of the shares of Common Stock for which election is made. Except as otherwise provided by the Committee before the Option is exercised (1) all or a portion of the exercise price may be paid by the Grantee by delivery of shares of the Company's Common Stock owned by the Grantee and acceptable to the Committee having an aggregate Fair Market Value (valued at the date of exercise) that is equal to the amount of cash that would otherwise be required; and (2) the Grantee may pay the exercise price by authorizing a third party to sell shares of Company Common Stock (or a sufficient portion thereof) acquired upon the exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding from such exercise. The Option shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or federal securities laws or the rules and regulations of any securities exchange on which the Company's Common Stock is traded. If the Company makes such a determination, it shall use all reasonable efforts to obtain compliance with such laws, rules or regulations. In making any determination hereunder, the Company will rely on the opinion of counsel for the Company.

         2.3      INCENTIVE STOCK OPTION REQUIREMENTS

                  (a) An Option designated by the Committee as an Incentive Stock Option is intended to qualify as an "incentive stock option" within the meaning of Subsection (b) of
                           Section 422A of the Code and shall satisfy, in addition to the conditions of Section 2.2 above, the conditions set forth in this Section 2.3; provided, however, that at any time after the granting of an Incentive Stock Option, the Committee may, in its sole discretion, and without the consent of, and even if to the personal detriment of, a Grantee, take any action or actions to disqualify the Option as an Incentive Stock Option thereby converting said Option into a Supplemental Stock Option.

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                  (b)      An Incentive Stock Option shall not be granted to an
                           individual who, on the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, unless the Committee provides in the Option Agreement with any such individual that the option price per share of Common Stock will not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date and that the Option Period will not extend beyond five years from the Grant Date.

                  (c) The aggregate Fair Market Value, determined on the Grant Date, of the shares of Common Stock as to which Incentive Stock Options are exercisable for the first time by any Grantee with respect to the Plan and Incentive Stock Options (within the meaning of Subsection (b) of Section 422A of the Code) under any other plan of the Company or any parent or subsidiary thereof, in any calendar year shall not exceed $100,000.

                  (d) Notwithstanding the Option Period applicable to an Incentive Stock Option granted hereunder, such Incentive Stock Option, to the extent that it has not been previously exercised, shall terminate upon the earliest to occur of (1) the expiration of the applicable Option Period as set forth in the Option Agreement granting such Incentive Stock Option, (2) the expiration of one year after the Grantee's Retirement, (3) the expiration of one year after the Grantee ceases to be an employee of the Company due to Total and Permanent Disability, (4) subject to the provisions of Section 2.2(c), the expiration of one year after the Grantee ceases to be an employee of the Company due to the death of the Grantee, (5) the expiration of the original Option Period in the event of a Change in Control, or (6) ninety days after the date on which the Grantee ceases to be an employee of the Company for any reason other than Retirement, Total and Permanent Disability, death or a Change in Control.


                                   ARTICLE III
                             RESTRICTED STOCK AWARDS

         3.1      GRANT OF AWARDS

         The Committee may, from time to time, subject to the provisions of the Plan, grant Restricted Stock Awards to key employees under an appropriate Restricted Stock Agreement.

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         3.2      AWARD REQUIREMENTS

                  (a) An award shall be evidenced by a Restricted Stock Agreement specifying the number of shares of Common Stock that are awarded and containing such terms and conditions not inconsistent with the Plan as the Committee shall determine to be applicable to that particular award, which agreement shall contain in substance at least the following terms and conditions:

                                    (1)     Shares awarded pursuant to
                                            Restricted Stock Awards shall be
                                            subject to such conditions, terms
                                            and restrictions (including, for
                                            example, continuation of employment
                                            in the same or in a higher level
                                            position) and for such Restriction
                                            Period or Periods (including the
                                            lapse of restrictions in
                                            installments) as may be determined
                                            by the Committee.

                                    (2)     Shares awarded, and the right to
                                            vote such shares and to receive
                                            dividends thereon, may not be sold,
                                            assigned, transferred, exchanged,
                                            pledged, hypothecated, or otherwise
                                            encumbered during the Restriction
                                            Period applicable to such shares;
                                            provided, that the Grantee awarded
                                            Restricted Stock shall have the
                                            right to execute a proxy to vote the
                                            Restricted Stock. Notwithstanding
                                            the foregoing, and except as
                                            otherwise provided in the Plan, a
                                            Grantee awarded Restricted Stock
                                            shall have all the other rights of a
                                            stockholder, including the right to
                                            receive dividends and the right to
                                            vote such shares.

                                    (3)     Each certificate issued in respect
                                            of Common Stock awarded to a Grantee
                                            shall be deposited with the Company,
                                            or its designee, or in the
                                            Committee's discretion delivered to
                                            the Grantee, and shall bear an
                                            appropriate legend noting the
                                            existence of restrictions upon the
                                            transfer of such Common Stock.

                                    (4)     The Restricted Stock Agreement shall
                                            specify the terms and conditions
                                            upon which any restrictions upon
                                            shares awarded under the Plan shall
                                            lapse, as determined by the
                                            Committee (including, for example,
                                            employment in the same or a higher
                                            level position at the end of the
                                            Restriction Period or occurrence of
                                            a Change in Control). Upon lapse of
                                            such restrictions, certificates
                                            representing shares of Common Stock
                                            free of any restrictive legend,
                                            other than as may be

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                                            required under Article III hereof,
                                            shall be issued and delivered to the
                                            Grantee or his legal representative.

                  (b) If a Grantee's employment terminates during a Restriction Period as a result of death of the Grantee, all restrictions upon shares awarded under the Plan shall lapse and the certificates representing shares awarded as a Restricted Stock Award, free of any restrictive legend other than as may be required under Article III hereof, shall be issued and delivered to the Grantee's legal representative. If a Grantee's employment terminates during a Restriction Period as a result of death, Retirement, Total and Permanent Disability or a Change in Control the Committee shall in its sole discretion determine the extent to which restrictions shall be deemed to have lapsed, which may include the determination that all restrictions shall have lapsed, but in no event shall the Committee determine that the restrictions have lapsed to a lesser extent than is determined by multiplying the amount of the Restricted Stock Award by a fraction, the numerator of which is the full number of calendar months such Grantee was employed during the Restriction Period and the denominator of which is the total number of full calendar months in the Restriction Period. If a Grantee's employment terminates for any reason other than as described in the preceding two sentences, the Grantee shall be deemed not to have satisfied the restrictions associated with the Restricted Stock Award unless the Committee determines otherwise in its sole discretion (in which event the extent to which restrictions will be deemed to have lapsed shall not exceed the amount determined pursuant to the formula set forth in the preceding sentence).


                                   ARTICLE IV
                               GENERAL PROVISIONS

         4.1      ADJUSTMENT PROVISIONS

                  (a) In the event of (1) any dividend payable in shares of Common Stock; (2) any recapitalization, reclassification, split-up or consolidation of, or other change in, the Common Stock; or (3) an exchange of the outstanding shares of Common Stock, in connection with a merger, consolidation or other reorganization of or involving the Company or a sale by the Company of all or a portion of its assets, for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation (whether issued to the Company or to its shareholders); the number of shares of Common Stock available under the Plan pursuant to Section 1.4 shall be adjusted to appropriately reflect the occurrence of the event specified in (1), (2) or (3) above and the Committee

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                           shall, in such manner as it shall determine in its
                           sole discretion, appropriately adjust the number and class of shares or other securities which shall be subject to Options and Restricted Stock Awards and/or the purchase price per share which must be paid thereafter upon exercise of any Option. Any such adjustments made by the Committee shall be final, conclusive and binding upon all persons, including, without limitation, the Company, the shareholders and directors of the Company and any persons having any interest in any Options or Restricted Stock Awards which may be granted under the Plan.

                  (b) Except as provided in paragraph (a) immediately above, issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall not affect the Options or Restricted Stock Awards.

         4.2      ADDITIONAL CONDITIONS

                  (a) Any shares of Common Stock issued or transferred under any provision of the Plan may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee or the Company may impose.

                  (b) If prior to the time a Grantee has exercised all Options, the Committee or the Corporate Secretary of the Company receives from the Company notice of suspected dishonesty of the Grantee, or of suspected conduct by the Grantee which causes or reasonably may be expected to cause substantial damage to the Company or one or more of its subsidiaries, each Option, to the extent not previously exercised, shall terminate immediately and neither the Grantee nor any one claiming under him shall have any rights thereto.

         4.3      NO RIGHTS AS SHAREHOLDER OR TO EMPLOYMENT

         No Grantee or any other person authorized to purchase Common Stock upon exercise of an Option shall have any interest in or shareholder rights with respect to any shares of Common Stock which are subject to any Option until such shares have been issued and delivered to the Grantee or any such person pursuant to the exercise of such Option. Furthermore, the Plan shall not confer upon any Grantee any rights of employment with the Company, including without limitation any right to continue in the employ of the Company, or affect the right of the Company to terminate the employment of a Grantee at any time, with or without cause.


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         4.4      GENERAL RESTRICTIONS

         Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the recipient of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. A participant shall agree, as a condition of receiving any award under the Plan, to execute any documents, make any representations, agree to restrictions on stock transferability and take any actions which in the opinion of legal counsel to the Company are required by any applicable law, ruling or regulation.

         4.5      RIGHTS UNAFFECTED

         The existence of the Options and Restricted Stock Awards shall not affect the right or power of the Company or its shareholders to make adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; any issue of bonds, debentures, preferred or prior preference stocks affecting the Common Stock or the rights thereof; the dissolution or liquidation of the Company, or sale or transfer of any part of its assets or business; or any other corporate act, whether of a similar character or otherwise.

                  (a) As a condition of grant, exercise or lapse of restrictions on any Option or Restricted Stock Award, the Company may, in its sole discretion, withhold or require the Grantee to pay or reimburse the Company for any taxes which the Company determines are required to be withheld (including, without limitation, any required FICA payments) in connection with the grant of or lapse of restrictions on a Restricted Stock Award or the grant of or any exercise of an Option. Whenever payment or withholding of such taxes is required, the Grantee may satisfy the obligation, in whole or in part, by electing to deliver to the Company shares of Common Stock already owned by the Grantee or to which the Grantee is otherwise entitled under the Plan, in each case having a value equal to the amount required to be withheld. For these purposes, the value of the shares to be withheld is the Fair Market Value on the date that the amount of tax to be withheld is to be determined (the "Tax Date").


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                  (b)      An election by a Grantee to deliver shares of Common
                           Stock already owned by the Grantee or to have shares withheld for purposes of subsection (a) of this section (an "Election") must meet the following requirements in order to be effective:

                                    (1)     the Election must be made prior to
                                            the Tax Date;

                                    (2)     the Election is irrevocable; and

                                    (3)     the Election may be disapproved by
                                            the Committee in its sole
                                            discretion.


         4.6      CHOICE OF LAW

         The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Delaware.

         Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the Laws of the State of Delaware, without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought or maintained.

         4.7      AMENDMENT, SUSPENSION AND TERMINATION OF PLAN

                  (a) The Plan may be terminated, suspended or amended, from time to time, by the Board of Directors or the Committee in such respects as it shall deem advisable; provided, however, that any amendment that would change the maximum aggregate number of shares for which Options and Restricted Stock Awards may be granted under the Plan (except as required under any adjustments pursuant to Sections 1.4 and
                           4.1 hereof) shall be subject to approval of the shareholders of the Company.

                  (b) Notwithstanding any other provision herein contained, no Incentive Stock Options shall be granted on or after the tenth anniversary of the approval of the Plan by the Board of Directors and the Plan shall terminate and all Options and Restricted Stock Awards previously granted shall terminate, in the event and on the date of liquidation or dissolution of the Company.


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                  (c)      Whether before or after termination of the Plan, the
                           Committee has full authority in accordance with
                           Section 4.7(a) to amend the Plan, effective for Options and Restricted Stock Awards which remain outstanding under the Plan.


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